                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 FLAGSTAR TRUST
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                  38-3150651
   ---------------------------------------              -------------------
   (State of incorporation or organization)             (I.R.S. employer
                                                        identification no.)


2600 TELEGRAPH ROAD, BLOOMFIELD HILLS, MICHIGAN               048302
--------------------------------------------------          ----------
  (Address of principal executive offices)                  (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                        % Cumulative Preferred Securities
                        ---------------------------------
                                (Title of Class)






                                Page 1 of 4 Pages
                             Exhibit Index on Page 3



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Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the registration with the
Securities and Exchange Commission of        % Cumulative Preferred Securities
("Preferred Securities"), with a liquidation amount of $25.00 per Preferred Security, of the Registrant. The information required by this Item is included under the captions "Description of the Preferred Securities" (pages 24-37) and "Risk Factors - Preferred Securities Risk Factors" (pages 7-10) of the Prospectus included as part of the Registrant's Registration Statement on Form S-3, File No. 333-75147-01, as initially filed on March 26, 1999 (the "Form S-3"), and thereafter amended, which information is incorporated herein by reference to the Form S-3.

Item 2.  Exhibits.

         The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

         2. (a) Certificate of Trust of Flagstar Trust (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 (File No. 333-75147-01)).

              (b) Trust Agreement of Flagstar Trust (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-3 (File No. 333-75147-01)).



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                                  EXHIBIT INDEX


Exhibit
Number
-------

2   (a)  Certificate of Trust of Flagstar Trust (incorporated by reference to
         Exhibit 4.1 to Registration Statement on Form S-3 (File No. 333-75147-01))

    (b)  Trust Agreement of Flagstar Trust (incorporated by reference to Exhibit
         4.2 to Registration Statement on Form S-3 (File No. 333-75147-01))


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
                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                           FLAGSTAR TRUST
                                                           --------------
                                                            (Registrant)



Date: April 23, 1999               By:   /s/Michael W. Carrie
                                         --------------------------------------
                                         Name:  Michael W. Carrie
                                         Title:  Trustee








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